Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of The Victory Portfolios


In planning and performing our audit of the financial statements of the The Victory Portfolios (comprised of the Prime Obligations Fund, Tax Free Money Market Fund, Diversified Stock Fund, Ohio Municipal Bond Fund, Balanced Fund, Value Fund, Special Value Fund, Stock Index Fund, Core Bond Fund, National Municipal Bond Fund, Ohio Municipal Money Market Fund, Institutional Money Market Fund, Financial Reserves Fund, Investment Grade Convertible Fund (formerly the Convertible Fund), Federal Money Market Fund, Government Reserves Fund, Established Value Fund, Small Company Opportunity Fund, Fund for Income and Focused Growth Fund, hereinafter referred to as the "Funds") as of and for the year ended October 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustee of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2007. This material weakness was considered in determining the nature, timing and extent of the procedures to be performed in our audits of the financial statements for the period ended October 31, 2007, and this report does not affect our opinion those financial statements.

As of October 31, 2007, the Victory Investment Grade Convertible Fund did not maintain effective internal control over income recognition on certain convertible debt securities. Specifically, the Victory Investment Grade Convertible Fund did not maintain effective controls over recognition of premium amortization on certain convertible bond investments to ensure that premiums attributable to the equity conversion feature were not amortized for federal income tax purposes, which could result in under-reporting of the Fund's income in determining investment company distributable income for purposes of measuring RIC tax qualification under the IRS Subchapter M requirements. This deficiency could result in a misstatement of the income tax provision and related disclosures that could result in a material misstatement of the annual financial statements that would not be prevented or detected on a timely basis.

This report is intended solely for the information and use of management and the Board of Trustees of The Victory Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Columbus, Ohio
December 27, 2007

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